UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2014

MEDIENT STUDIOS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53835	41-2251802
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

131 Southern Boulevard, Savannah, GA	31405
(Address of Principal Executive Offices)	(Zip Code)

(912) 298-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities.

As of July 9, 2014, Medient Studios, Inc. (the “Company”) had 2,329,050,866 shares issued and outstanding. The increase in the Company’s issued and outstanding shares since the filing of the Company’s quarterly report on Form 10-Q on May 16, 2014 was the result of issuances of shares of common stock upon conversion of aged debt as follows:

•

An aggregate of 209,274,718 shares were issued upon conversion of $352,101.37 of the principal balance of a loan at an average conversion price of $0.003394. The loan was owed to AMAG, Inc., a media investment company, which was advanced towards the production cost of the Company’s film Yellow, and assumed by the Company upon the acquisition of the film rights to Yellow on October 18, 2012.   The debt was subsequently purchased by non-affiliated third parties who effected the foregoing conversions.

•

An aggregate of 476,568,638 shares were issued upon conversion of $799,758.89 of the principal amount of an outstanding obligation owed by the Company for services rendered to the Company by Prime Focus, a multi-national visual effects and post-production company. The outstanding obligation was partially converted into shares of common stock of the Company at an average conversion price of $0.002566. The services were rendered in connection with the Company’s film Yellow.  The debt was subsequently purchased by non-affiliated third parties who effected the foregoing conversions.

•

An aggregate of 20,681,546 shares were issued upon conversion of $145,000 of principal amount of an outstanding obligation, which the Company assumed upon acquisition of Kumaran Holding, LLC in November 2012.  The outstanding obligation was partially converted into shares of common stock of the Company at an average conversion price of $0.007785. The debt was subsequently purchased by non-affiliated third parties who effected the foregoing conversions.

•

An aggregate of 180,048,385 shares were issued upon conversion of $278,000 of the principal balance of a loan in the aggregate amount of $3,956,130, at an average conversion price of $0.002796. The loan was owed to Indion Group, a media and tax credit investor, which loan was assumed by the Company upon the acquisition of the film rights to Yellow on October 18, 2012.   The debt was subsequently purchased by non-affiliated third parties who effected the foregoing conversions.

•

An aggregate of 277,580,672 shares were issued upon conversion of Notes in the aggregate amount of $291,505.56 at an average conversion price of $0.001074. The Notes were originally issued by the Company to TCA Global Credit Master Fund, LP pursuant to the Senior Secured Credit Facility dated August 16, 2013.  The debt was subsequently purchased by non-affiliated third parties who effected the foregoing conversions.

•

An aggregate of 262,413,196 shares were issued upon conversion of $308,909.69 of principal amount of an outstanding obligation, which the Company assumed upon acquisition of Kumaran Holding, LLC in November 2012. The outstanding obligation was partially converted into shares of common stock of the Company at an average conversion price of $0.001303. The debt was subsequently purchased by non-affiliated third parties who effected the foregoing conversions.

•

An aggregate of 316,226,595 shares were issued upon conversion of Notes in the aggregate amount of $528,028.66 at an average conversion price of $0.046551. The Notes were originally issued by the Company at various times between approximately September 2013 and December 2013.

The issuance of the foregoing shares of common stock by the Company was made upon exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events.

On July 7, 2014, the Company was advised that its wholly owned subsidiary, Atlas International Film GmbH, has filed for insolvency with the Munich District court. The acquisition of Atlas by the Company was completed by the Company in January 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDIENT STUDIOS, INC.

Date: July 9, 2014	By:	/s/ Jake Shapiro
Name: Jake Shapiro
Title: Chief Executive Officer